As filed with the Securities and Exchange Commission on June 12, 2017

Registration No. 333-__________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

MEDICINE MAN TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	46-5289499
(State or Other Jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

4880 Havana Street

Suite 201

Denver, Colorado 80239

(Address of Principal Executive Offices) (Zip Code)

MEDICINE MAN TECHNOLOGIES, INC. 2017 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Brett Roper, Chief Executive Officer

MEDICINE MAN TECHNOLOGIES, INC.

4880 Havana Street

Suite 201

Denver, CO 80239

(Name and Address of Agent for Service)

(303) 371-0387

(Telephone Number of Agent for Service)

COPIES TO:

Andrew I. Telsey, Esq.

Andrew I. Telsey, P.C.

12835 E. Arapahoe Road

Tower 1 Penthouse #803

Englewood, Colorado 80112

(303) 768-9221

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” or “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,500,000	$1.60	$2,400,000	$278.16
Total	1,500,000		$2,400,000	$278.16

(1)	Pursuant to Rule 416, for each of the amounts indicated, this registration statement also covers an indeterminate number of additional shares of Common Stock which may become available for issuance to cover possible adjustments under the aforementioned plan, for example, by reason of stock dividends, stock splits, recapitalizations or other similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457© and (h) and based upon the closing price of the Company’s common stock on the OTCQB on June 9, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 & 2. The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, all of which were previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference:

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed on April 17, 2017.

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 as filed on May 16, 2017, as amended May 16, 2017 and May 18, 2017.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

The Common Stock of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Andrew I. Telsey, P.C.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation, as amended, provides for the indemnification of the Company’s officers and directors to the fullest extent not prohibited by law.

Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors of the Company in the future, the Company understands that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification for such liabilities (other than the payment by the Company of expenses paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by an officer or director for liabilities arising under the Act, the Company will (unless the question has already been determined by a precedent deemed to be controlling), submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

The following exhibits are attached to this registration statement:

4.1	MEDICINE MAN TECHNOLOGIES, INC. 2017 Equity Incentive Plan

5.1	Opinion of Andrew I. Telsey, P.C.

23.1	Consent of Andrew I. Telsey, P.C., counsel for the Company.

23.2	Consent of B F Borgers CPA PC, independent auditors.

Pursuant to Instruction (2) under Item 8 of Form S-8, the registrant hereby undertakes that it will submit or has submitted the plan intended to be qualified under Section 401 of the Internal Revenue Code and any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan.

ITEM 9.	UNDERTAKINGS

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)       include any prospectus required by Section 10(a)(3) or the Securities Act;

(ii)       reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii)       include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 12, 2017.

MEDICINE MAN TECHNOLOGIES, INC.

By: s/ Brett Roper
Brett Roper, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brett Roper, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This power of attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature______________________

Signature	Title	Date

s/ Brett Roper	Chief Executive Officer and Director	June 12, 2017
Brett Roper

s/ Andrew Williams	Director	June 12, 2017
Andrew Williams

s/ Jim Toreson	Director	June 12, 2017
Jim Toreson

/ Charles Haupt	Director	June 12, 2017
Charles Haupt

s/ Paul Dickman	Director	June 12, 2017
Paul Dickman

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EXHIBIT INDEX

Exhibit No.	Description
4.1	MEDICINE MAN TECHNOLOGIES, INC. 2017 Equity Incentive Plan
5.1	Opinion of Andrew I. Telsey, P.C.
23.1	Consent of B F Borgers CPA PC
23.2	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1 hereto)

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